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EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That each person whose signature appears below, as a Director of Tyco Electronics Ltd. (the "Company"), a Swiss corporation with its general offices at Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland, does hereby make, constitute and appoint Thomas J. Lynch, Chief Executive Officer, Terrence R. Curtin, Executive Vice President and Chief Financial Officer, Robert A. Scott, Executive Vice President and General Counsel, or any one of them acting alone, his or her true and lawful attorneys, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to execute and sign the Company's Annual Report on Form 10-K for the fiscal year ended September 25, 2009, and any and all amendments thereto, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

        Dated and effective as of the 17th of November 2009.

/s/ THOMAS J. LYNCH Thomas J. Lynch, Director	/s/ FREDERIC M. POSES Frederic M. Poses, Director
/s/ PIERRE R. BRONDEAU Pierre R. Brondeau, Director	/s/ LAWRENCE S. SMITH Lawrence S. Smith, Director
/s/ RAM CHARAN Ram Charan, Director	/s/ PAULA A. SNEED Paula A. Sneed, Director
/s/ JUERGEN W. GROMER Juergen W. Gromer, Director	/s/ DAVID P. STEINER David P. Steiner, Director
/s/ ROBERT M. HERNANDEZ Robert M. Hernandez, Director	/s/ JOHN C. VAN SCOTER John C. Van Scoter, Director
/s/ DANIEL J. PHELAN Daniel J. Phelan, Director

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  EXHIBIT 24.1
POWER OF ATTORNEY